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                                                                  Exhibit 10.3.1

                                     Form of
                                Option Agreement
                                    under the
                                Tekni-Plex, Inc.
                              Stock Incentive Plan

                  Date of Grant:
                                                ____________

                  Name of Optionee:
                                                ______________________

                  Number of Shares:
                                                ____________

                  Option Price:
                                                ______/share

                  Expiration Date:
                                                ____________

      Tekni-Plex, Inc., a Delaware corporation (the "COMPANY"), hereby grants to the above-named optionee (the "OPTIONEE") an option (the "OPTION") to purchase from the Company, for the price per share set forth above, the number of shares of Common Stock, $0.01 par value (the "SHARES"), of the Company set forth above pursuant to the Tekni-Plex, Inc. Stock Incentive Plan (the "PLAN"). This Option is intended to be treated as an Incentive Stock Option.

      Capitalized terms not otherwise defined herein shall have the same meanings as in the Plan. The terms and conditions of the Option granted hereby, to the extent not controlled by the terms and conditions contained in the Plan, are as follows:

      1. The price at which each Share subject to this Option may be purchased shall be the price set forth above.

      2. Subject to the provisions of Sections 3 and 7 hereof, this Option shall fully vest and become exercisable on the fifth anniversary of the Date of Grant.

      3. Except as provided in Section 7 hereof, this Option may not be exercised unless the Optionee is in the employ of the Company or a Subsidiary at the time of such exercise.

      4. The Optionee (or his representative, devisee or heir, as applicable) may exercise any portion of this Option which has become exercisable in accordance with the terms hereof as to all or any of the Shares then available for purchase by delivering to the Company written notice specifying:

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            (i) the number Shares to be purchased together with payment in full of the aggregate Option Price of such Shares; provided the Committee shall not be required to issue or deliver fractional Shares and the Committee shall determine whether cash or other securities or other property shall be paid or transferred in lieu of any fractional Shares;

            (ii) the address to which dividends, notices, reports, etc. are to be sent; and

            (iii) the Optionee's social security number.

Payment shall be in cash, by certified or bank cashier's check payable to the order of the Company, free from all collection charges, or in Shares having a Fair Market Value equal to the full amount of the Option Price thereof (provided such Shares shall have been held by the Optionee for at least six months), or such other form as may be permitted by the Committee. In addition, the Optionee may satisfy any tax withholding obligations by electing to have the Company withhold Shares which would otherwise be issued to the Optionee upon the exercise of the Option having a Fair Market Value equal to the full amount of the withholding obligation. Only one stock certificate will be issued unless the Optionee otherwise requests in writing. Shares purchased upon exercise of the Option will be issued in the name of the Optionee. The Optionee shall not be entitled to any rights as a stockholder of the Company in respect of any Shares covered by this Option until such shares of Stock shall have been paid for in full and issued to the Optionee.

      5. Certificates issued in respect of Shares acquired upon exercise of the Option shall be registered in the name of the Optionee. Such stock certificate shall carry such appropriate legends, and such written instructions shall be given to the Company's transfer agent, as may be deemed necessary or advisable by counsel to the Company in order to comply with the requirements of the Securities Act of 1933, any state securities laws or any other applicable laws, and the restrictions on transfer set forth in the Plan.

      6. This Option is personal to the Optionee and may be exercised only by the Optionee or his or her representative in the event of the Optionee's Disability or death.

      7. (a) If the Optionee's employment with the Company or any Subsidiary shall terminate, then the terms and provisions of Section 11 of the Plan shall govern any Options held by the Optionee.

         (b) Upon a Change of Control, this Option shall become immediately vested. For purposes of this Option Award, the term Change of Control shall not encompass an Initial Public Offering.

      8. This Option does not confer on the Optionee any right to continue in the employ of the Company or any Subsidiary or interfere in any way with the right of the Company or any Subsidiary to determine the terms of the Optionee's employment.

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      9. This Option and the terms and conditions herein set forth are subject in all respects to the terms and conditions of the Plan, which shall be controlling. All interpretations or determinations of the Committee and/or the Board shall be binding and conclusive upon the Optionee and his legal representatives on any question arising hereunder. The Optionee acknowledges that he has received and reviewed a copy of the Plan.

      10. Optionee acknowledges that any powers, rights or responsibilities of the Board and/or the Committee set forth herein may be delegated to and exercised by any subcommittee thereof as permitted under the Plan.

      11. All notices hereunder to the party shall be delivered or mailed to the following addresses:

            If to the Company:

            Tekni-Plex, Inc.
            260 N. Denton Tap Road, Suite 150
            Coppell, TX 75019
            Attn: Dr. F. Patrick Smith, Chief Executive Officer

            If to the Optionee:

            To the person and at the address specified on the signature page.

Such addresses for the service of notices may be changed at any time provided notice of such change is furnished in advance to the other party.

      12. Optionee agrees to treat the existence and subject matter of this Option Award as Confidential Information, and agrees not to disclose either the existence or subject matter of this Option Award to anyone other than (i) his attorney, (ii) his financial or tax advisor, or (iii) as compelled by a court of law.

      13. This Agreement contains the entire understanding of the parties hereto in respect of the subject matter contained herein. This Agreement and the Plan supersedes all prior agreements and understandings between the parties hereto with respect to the subject matter hereof.

      14. This Option Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without application of the conflict of laws principles thereof.

      15. This Option Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

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      IN WITNESS WHEREOF, the undersigned have caused this Option Agreement to be duly executed as of the date first above written.

                                                 TEKNI-PLEX, INC.

                                                 By:
                                                    ---------------------------
                                                    Name:
                                                    Title:

                                                 OPTIONEE:

                                                 ------------------------------
                                                 Name:
                                                 Address:

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